CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Form 10-K of our report dated March 27, 2001, included in Registration Statement Forms S-8 (333-47141) of Swiss Army Brands, Inc. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.


                                                             ARTHUR ANDERSEN LLP

Stamford, Connecticut
March 27, 2001